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                                                                    EXHIBIT 10.1

C L I F F O R D                                    LIMITED LIABILITY PARTNERSHIP
C H A N C E


                                                                  EXECUTION COPY

                                   DATED AS OF
                                  JUNE 25, 2004

                              PXRE REINSURANCE LTD.
                                   AS BORROWER

                                BARCLAYS BANK PLC
                                    AS ISSUER

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                                  $100,000,000

                       LETTER OF CREDIT FACILITY AGREEMENT
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                                    CONTENTS
CLAUSE                                                                      PAGE
1.     Definitions............................................................1
2.     The Letter Of Credit Facility..........................................9
3.     Change In Circumstances...............................................13
4.     Conditions Precedent..................................................16
5.     Representations And Warranties........................................18
6.     Covenants.............................................................22
7.     Defaults..............................................................26
8.     Acceleration, Waivers, Amendments And Remedies........................28
9.     General Provisions....................................................29
10.    Set-Off...............................................................32
11.    Benefit Of Agreement..................................................32
12.    Notices...............................................................33

SCHEDULE 1 AUTHORIZED OFFICERS OF THE BORROWER...............................34

EXHIBIT A FORM OF LETTER OF CREDIT...........................................35

EXHIBIT B FORM OF LC APPLICATION.............................................37

EXHIBIT C FORM OF COMPLIANCE CERTIFICATE.....................................39

EXHIBIT D FORM OF ADJUSTED COLLATERAL VALUE CERTIFICATE......................40

SIGNATURES

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THIS CREDIT AGREEMENT dated as of June 25, 2004

BETWEEN:

(1) PXRE REINSURANCE LTD., a corporation organized under the laws of Bermuda, as Borrower; and

(2) BARCLAYS BANK PLC, as Issuer.

RECITALS:

(A) The Borrower has requested the Issuer to make available to the Borrower a standby letter of credit issuance facility in the aggregate principal amount of up to $100,000,000 to support the reinsurance of business of the Borrower in the United States.

(B) The Issuer is willing to extend such standby letter of credit issuance facility on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Issuer hereby agree as follows:

1.  DEFINITIONS

    As used in this Agreement:

    "ACCOUNT CONTROL AGREEMENT" means the Account Control Agreement dated June , 2004 among the Borrower, the Issuer and the Custodian, or any other account control agreement among the Borrower, the Issuer and a custodian approved by the Issuer, as it may be amended, modified or restated and in effect from time to time.

    "ADJUSTED COLLATERAL VALUE" means the amount calculated as follows:

(i)   OECD Government Bonds: 95% of market value;

(ii)  MBS Securities: 90.9% of market value;

(iii) Corporate Bonds: 90.9% of market value; and

(iv)  Cash: 100%

    Notwithstanding the above, no more than 50% of the Adjusted Collateral Value may be comprised of Corporate Bonds and no more than 10% of Adjusted Collateral Value may be from any one corporate issuer or any Affiliate of such corporate issuer.

    "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.

    "AGGREGATE FACILITY LC COMMITMENT" means the commitment of the Issuer to issue Facility LCs from time to time issued or outstanding under Clause 2 (The Letter of Credit Facility), in an aggregate amount not to exceed $100,000,000 at any time outstanding, as such amount may be decreased from time to time pursuant to the terms hereof.

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    "AGREEMENT" means this credit agreement, as it may be amended, modified or restated and in effect from time to time.

    "AGREEMENT ACCOUNTING PRINCIPLES" means (x) with respect to the Borrower's parent holding company, the U.S. generally accepted accounting principles as in effect from time to time, (y) with respect to the Borrower, Bermuda statutory accounting principles and (z) with respect to any Subsidiary, the accounting principles which such Subsidiary is required by law or regulation to apply to the preparation of its financial statements.

    "AUTHORIZED OFFICER" means, with respect to the Borrower, any two of the individuals, acting jointly, listed on Schedule 1 (Authorized Officers) as such Schedule may be supplemented or modified from time to time by the Borrower.

    "BORROWER" means PXRE Reinsurance Ltd., a corporation organized under the laws of Bermuda, and its successors and assigns.

    "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open in London for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in Dollars are carried on in the London interbank market.

    "CASH" means immediately available funds denominated in Dollars and credited to an account in the name of the Borrower at the New York branch of the Issuer and to which the Borrower is alone beneficially entitled and for so long as the Issuer has a perfected security interest thereon under security documents satisfactory to the Issuer.

    "CEDING COMPANY" means an insurance or reinsurance company (including, without limitation, any reinsurance or insurance company that is a Wholly-Owned Subsidiary of the Borrower) that has, pursuant to an Insurance Contract or a Reinsurance Contract with the Borrower, agreed with the Borrower that the Borrower, as reinsurer, shall assume certain liabilities of such insurance or reinsurance company under an Insurance Contract.

    "CHANGE" is defined in Clause 3.2 (Changes in Capital Adequacy Regulations).

    "CHANGE IN CONTROL" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 40% or more of the outstanding shares of voting stock of the Borrower.

    "CHANGE IN LAW" is defined in Clause 3.1 (Yield Protection).

    "CLAUSE" means a numbered Clause of this Agreement, unless another document is specifically referenced.

    "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

    "COLLATERAL" means at any time Cash, OECD Government Bonds, MBS Securities and Corporate Bonds.

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    "COLLATERAL DOCUMENTS" means all agreements, instruments and other documents now or hereafter executed and delivered by the Borrower pursuant to which liens and security interests in collateral are granted to secure the Obligations, including, without limitation, the Security Agreement, the Account Control Agreement, the Custody Agreement, UCC-1 Financing
    Statements, security documents securing a pledge over Cash in favor of the Issuer and any documentation delivered pursuant to Clause 2.9 (Facility LC Collateral Account) with respect to the Facility LC Collateral Account.

    "COLLATERAL SHORTFALL AMOUNT" is defined in Clause 8.1 (Acceleration; Facility LC Collateral Account).

    "COMMITMENT" means the Facility LC Commitment.

    "CONTINGENT OBLIGATION" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of any other Person against loss, including, without limitation, any comfort letter, operating agreement, take or pay contract or application for a Facility LC or other Letter of Credit, but excluding the Reimbursement Obligations, obligations in respect of the endorsement of instruments for deposit or collection in the ordinary course of business, obligations in respect of Insurance Contracts and Reinsurance Contracts issued or entered into in the ordinary course of business and obligations in respect of the extension of guaranties in the ordinary course of business to insureds of the obligations of insurers under Insurance Contracts and Reinsurance Contracts.

    "CONTROLLED GROUP" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

    "CORPORATE BONDS" means debt securities issued by any corporate and which are rated at least AA by S&P or Aa by Moody's and have a remaining term to maturity of less than ten years.

    "CREDIT DOCUMENTS" means this Agreement, the Facility LC Applications, the Facility LCs, the Collateral Documents and the other documents and agreements contemplated hereby and executed by the Borrower pursuant hereto in favor of the Issuer, as amended, modified or supplemented from time to time.

    "CUSTODIAL ACCOUNT" means the investment securities account of the Borrower maintained with the Custodian pursuant to the Custody Agreement into which the Collateral (other than Cash) shall be deposited from time to time and over which the Issuer has a perfected security interest under the Account Control Agreement.

    "CUSTODIAN" shall mean, initially, JP Morgan Chase and any successor thereto approved by the Issuer.

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    "CUSTODY AGREEMENT" means the Custody Agreement dated as of June , 2004 between the Borrower and JP Morgan Chase or any other custody agreement between the Borrower and a Custodian approved by the Issuer, as it may be amended, modified or restated and in effect from time to time.

    "DEFAULT" means an event described in Clause 7 (Defaults).

    "DOLLARS," "DOLLARS" and "$" each mean lawful money of the United States.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

    "EUROCURRENCY BASE RATE" means, with respect to any unpaid Reimbursement Obligation for the relevant Interest Period, the rate per annum determined by the Issuer by reference to the applicable British Bankers' Association LIBOR rate for deposits in the applicable agreed currency (as reported by Reuters, or if Reuters quotations are not available, as reported by Bloomberg L.P., or if neither is available, as reported by another generally recognized financial information service selected by the Facility Agent in its reasonable discretion) as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; PROVIDED THAT, if no such British Bankers' Association LIBOR rate is available to the Issuer, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the arithmetic mean (rounded in accordance with normal market practice) of the rates as the rate at which the Issuer offers to place deposits in Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the Issuer's unpaid Reimbursement Obligations and having a maturity equal to such Interest Period.

    "EXCLUDED TAXES" means in the case of the Issuer, taxes imposed on its overall net income, and franchise taxes imposed on it, in each case by:

    (a) England and Wales;

    (b) the jurisdiction in which the Issuer's principal executive office is located; or

    (c) any jurisdiction in which the Issuer is otherwise doing business.

    "FACILITY LC" is defined in sub-clause 2.1.1 of Clause 2.1 (Issuance of Facility LCs).

    "FACILITY LC APPLICATION" is defined in Clause 2.2 (Notice).

    "FACILITY LC COLLATERAL ACCOUNT" is defined in Clause 2.9 (Facility LC Collateral Account).

    "FACILITY LC COMMITMENT" means for the Issuer, the obligation to issue Facility LCs in accordance with the terms hereof.

    "FACILITY LC OBLIGATIONS" means, at any time, the sum, without duplication, of:

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    (a) the aggregate undrawn stated amount under all Facility LCs outstanding at such time; plus

    (b) the aggregate unpaid amount at such time of all Reimbursement
        Obligations.

    "FANNIE MAE" means the Federal National Mortgage Association, a quasi-government corporation, or any successor thereof.

    "FINANCIAL STATEMENTS" is defined in Clause 5.5 (Financial Statements).

    "FREDDIE MAC" means the Federal Home Loan Mortgage Corporation, a quasi-government corporation, or any successor thereof.

    "GOVERNMENTAL AUTHORITY" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation, the Bermuda Monetary Authority, any board of insurance, insurance department, insurance commission, taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

    "GINNIE MAE" means the Government National Mortgage Association, a quasi-government corporation, or any successor thereof.

    "INSURANCE CONTRACT" means an insurance contract or Reinsurance Contract entered into by a Ceding Company.

    "INTEREST PERIOD" means a period of one month, or such other period as the Issuer and the Borrower may agree, commencing on a Business Day on which a Reimbursement Obligation commenced but was not immediately paid. Such Interest Period shall end on the day which corresponds numerically to such date one month or such other applicable period, thereafter; PROVIDED, HOWEVER, THAT if there is no such numerically corresponding day in such next succeeding month, or such other applicable period, such Interest Period shall end on the last Business Day of such next succeeding month, or such other applicable period. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; PROVIDED, HOWEVER, THAT if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

    "ISSUANCE DATE" means a date on which a Facility LC is issued, renewed or amended hereunder.

    "ISSUANCE REQUEST" is defined in Clause 2.2 (Notice).

    "ISSUER" means Barclays Bank PLC, acting in each instance through a branch or affiliate that qualifies as a financial institution for purposes of the National Association of Insurance Commissioners credit for reinsurance regulators.

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    "LC FACILITY TERMINATION DATE" means the date falling 364 days after the date of issuance of a Facility LC (as such date may be extended by amendment hereto) or any earlier date on which the Aggregate Facility LC Commitment is reduced to zero or otherwise terminated and/or the Facility LC Obligations shall become due and payable in accordance with the provisions of this Agreement.

    "LC PAYMENT DATE" is defined in Clause 2.5 (Reimbursement by Borrower).

    "LETTER OF CREDIT" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

    "LICENSE" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance or reinsurance business.

    "LIEN" means any lien (statutory or other) mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever having a similar effect (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

    "MATERIAL ADVERSE EFFECT" means a material adverse effect on:

    (a) the business, Property, condition (financial or otherwise), prospects or results of operations of the Borrower and its Subsidiaries taken as a whole,

    (b) the ability of the Borrower to perform its obligations under the Credit Documents, or

    (c) the validity or enforceability of any of the Credit Documents or the rights or remedies of the Issuer thereunder.

    "MATERIAL INDEBTEDNESS" means indebtedness in an outstanding principal amount of $10,000,000 or more in the aggregate (or the equivalent thereof in any currency other than Dollars).

    "MATERIAL INDEBTEDNESS AGREEMENT" means any agreement or instrument under which any Material Indebtedness was created, is evidenced or is governed.

    "MBS SECURITIES" means mortgage-backed securities issued by any institution (including Freddie Mac, Fannie Mae and Ginnie Mae) and which are rated at least AAA by S&P or Aaa by Moody's and have a remaining term to maturity of less than eight years.

    "MODIFY" and "MODIFICATION" are defined in sub-clause 2.1.1 of Clause 2.1 (Issuance of Facility LCs).

    "MOODY'S" means Moody's Investors Service, Inc. and any successor or successors thereto.

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    "MULTIEMPLOYER PLAN" means a "multiemployer plan" (as defined in Section
    (3)(37) of ERISA) contributed to for any employees of the Borrower or any Affiliate of the Borrower.

    "OBLIGATIONS" means all unpaid principal and accrued and unpaid interest on the Facility LC Obligations and all other liabilities, if any, whether actual or contingent, of the Borrower with respect to Facility LCs, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Issuer or any indemnified party hereunder, in each case arising under any of the Credit Documents.

    "OECD COUNTRY" means a country that (a) either (i) is a full member of the Organization for Economic Cooperation and Development or (ii) has concluded special lending arrangements with the International Monetary Fund's General Arrangements to Borrow, and (b) has not rescheduled its external sovereign debt within the previous five (5) years.

    "OECD GOVERNMENT BONDS" means bonds issued by any OECD Country, political subdivision or agency thereof which are rated at least AAA by S&P or Aaa by Moody's and have a remaining term to maturity of less than eight years.

    "OTHER TAXES" is defined in sub-clause 3.3.2 of Clause 3.3 (Taxes).

    "PAYMENT DATE" means the last Business Day of each March, June, September and December.

    "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

    "PERSON" means any natural person, corporation, limited liability company, firm, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

    "PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which any Credit Party or any member of the Controlled Group may have any liability.

    "PROPERTY" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

    "REGULATION U" means Regulation U of the Board of Governors of the U.S. Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

    "REIMBURSEMENT OBLIGATIONS" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Clause 2 (The Letter of Credit Facility) to reimburse the Issuer for amounts paid by the Issuer in respect of any one or more drawings under Facility LCs.

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    "REINSURANCE CONTRACT" means a reinsurance contract between the Borrower, as reinsurer, and a Ceding Company pursuant to which the Borrower, as reinsurer, assumes certain liabilities of the Ceding Company with respect to one or more Insurance Contracts and contracts of reinsurance arranged for the benefit of the Borrower (i.e. reinsuring the borrower). For the avoidance of doubt, Reinsurance Contracts shall include contracts described in this definition which do not qualify as reinsurance contracts for purposes of FAS 113. .

    "RISK-BASED CAPITAL GUIDELINES" is defined in Clause 3.2 (Changes in Capital Adequacy Regulations).

    "S & P" means Standard & Poor's Rating Services, a division of the McGraw-Hill Companies or any successor rating agency thereto acceptable to the Issuer.

    "SCHEDULE" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

    "SECURITY AGREEMENT" means the Security Agreement dated as of June , 2004 between the Borrower and the Issuer, as it may be amended, modified or restated and in effect from time to time.

    "SENIOR FINANCIAL OFFICER" means any of the following officers of the
    Borrower: Chief Financial Officer, Treasurer and Assistant Vice President Finance.

    "SINGLE EMPLOYER PLAN" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

    "SUBSIDIARY" of a Person means:

    (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries; or

    (b) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

    "TAXES" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

    "TRANSFEREE" is defined in Clause 11.2 (Dissemination of Information).

    "UNENCUMBERED PROPERTY" means any combination of assets comprising Cash, Corporate Bonds, MBS Securities, OECD Government Bonds and commercial paper with a rating of at least A-1 or P-1, the aggregate value of which at any given time amounts to no less than $25,000,000.

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    "UNFUNDED LIABILITIES" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

    "UNMATURED DEFAULT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

    The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any reference herein to a "Section" or "Article" shall mean a Section or Article of this Agreement unless explicitly provided to the contrary.

2.   THE LETTER OF CREDIT FACILITY

2.1  ISSUANCE OF FACILITY LCS

     2.1.1 The Issuer hereby agrees, on the terms and conditions set forth in this Agreement, promptly to issue standby letters of credit denominated in Dollars and substantially in the form of Exhibit A (or in such other form as may be acceptable to the Issuer and the Borrower) (each, a "FACILITY LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("MODIFY," and each such action a "MODIFICATION"), from time to time from and including the date of this Agreement and prior to the LC Facility Termination Date upon the request of and for the account of the Borrower; PROVIDED THAT:

            (a) immediately after each such Facility LC is issued or Modified, the aggregate amount of the outstanding Facility LC Obligations shall not exceed the Aggregate Facility LC Commitment; and

            (b) the initial face amount of any Facility LC shall not be less than $1,000,000. No Facility LC shall have an expiry date later than the earlier of (i) the one (1) year anniversary of the date of issuance Facility LC or, as applicable, a Modification, (ii) the Facility LC Termination Date and (iii) the date notified to the Issuer pursuant to Section 9.14 of this Agreement.

            (c) The Issuer acknowledges that, subject to the terms of this
                Agreement, each issued Facility LC shall continue in force unless the Issuer receives a notice from the Borrower no more than ninety (90) days and at least seventy (70) days (or such shorter time as the Issuer may agree in a particular instance) prior to the anniversary of the issuance of such Facility LC or Modification, as the case may be, that such Facility LC is to be cancelled, effective upon the ensuing anniversary of the issuance of such Facility LC or Modification. Notwithstanding the foregoing, all outstanding Facility LCs shall automatically expire on the LC Facility Termination Date.

     2.1.2 The Issuer shall not be under any obligation to issue or extend any Facility LC if any order, judgment or decree of any Governmental Authority or other regulatory body with jurisdiction over the Issuer shall purport by its terms to enjoin or restrain the Issuer from issuing or extending such Facility LC, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any Governmental Authority or other regulatory body with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the issuance or extension of Facility LCs in particular or shall impose upon the Issuer with respect to any Facility LC any restriction or reserve or capital requirement (for which the Issuer is not otherwise compensated) or any unreimbursed loss, cost or expense which was not applicable and in effect with respect to the Issuer as of the date of this Agreement and which the Issuer in good faith deems material to it. The Issuer shall give the Borrower prompt written notice of its determination at any time (and from time to time) to exercise its rights to payment or indemnification under this Section 2.1.2 and a description in reasonable detail of the event(s) described in this
            Section 2.1.2 pursuant to which such rights are being exercised.

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     2.1.3  Notwithstanding anything herein, the Borrower and the Issuer may agree in writing between themselves as to administrative procedures for the issuance of Facility LCs by the Issuer which are different than those set forth herein, and such procedures shall govern as between the Issuer and the Borrower.

     2.1.4 Each Facility LC shall be issued by, and shall be an obligation of, the Issuer.

2.2  NOTICE

     Subject to Clause 2.1 (Issuance of Facility LCs), the Borrower shall, through an Authorized Officer or authorized attorney in fact, give the Issuer notice (an "ISSUANCE REQUEST") prior to 11:00 a.m. (London time) at least two (2) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the account party, the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC. If the Issuance Request requests the issuance of a Facility LC, it shall be accompanied by a completed standby letter of credit application substantially in the form of Exhibit B (or such other form as from time to time is customarily utilized by the Issuer) executed by the Borrower and related documentation reasonably required by the Issuer (collectively, a "FACILITY LC APPLICATION"). The issuance or Modification by the Issuer of any Facility LC shall be subject to the conditions precedent set forth in Clause 4 (Conditions Precedent) (the satisfaction of which the Issuer shall have no duty to ascertain except with respect to sub-clauses 4.2.3 of Clause 4.2 (Continuantion Conditions Precedent). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

2.3  FACILITY LC FEES

     The Borrower shall pay to the Issuer a letter of credit fee with respect to each Facility LC for each day from and including the date of issuance thereof until (and excluding) the date such Facility LC is fully drawn, cancelled or expired (the "EXPIRY DATE") equal to 0.30% per annum multiplied by the aggregate outstanding face amount thereof at the close of business on such day, payable (in arrears) until the applicable Expiry Date of such Facility LC on each Payment Date and, if any such fees are accrued and unpaid on the LC Facility Termination Date, on such date. Notwithstanding anything contained in this Clause 2.3 to the contrary, during the continuance of a Default, the letter of credit fee rate shall be increased to 2.00% per annum. The Borrower shall also pay to the Issuer (i) until the earlier of such date as this Agreement terminates or the obligation of the issuer to issue or Modify any Facility LC terminates or is suspended (whether pursuant to Section
     2.1.2 or Section 8.1 or otherwise), a facility fee on the average daily amount equal to the difference between the Aggregate Facility LC Commitment and the aggregate undrawn stated amount under all Facility LCs outstanding from time to time, in an amount equal to 0.15% per annum, such fee to be payable (in arrears) on each Payment Date and, if any such fees are accrued and unpaid on the LC Facility Termination Date, on such date; (ii) a one-time upfront fee equal to 0.075% per annum of the Aggregate Facility LC Commitment, such fee to be payable (in advance) on or before the date of execution of this Agreement; and
     (iii) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs, in an amount separately agreed upon between the Issuer and the Borrower in writing, payable at the time of issuance of each Facility LC. Interest and fees under this Agreement shall be calculated for actual days elapsed on the basis of a 360-day year. If any payment shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a payment of a Reimbursement Obligation, such extension of time shall be included in computing interest in connection with such payment.

2.4  ADMINISTRATION; REIMBURSEMENT BY LC PARTICIPANTS.

     Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the Issuer shall promptly notify the Borrower as to the amount to be paid by the Issuer as a result of such demand and the proposed payment date thereof. The responsibility of the Issuer to the Borrower shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC.

2.5  REIMBURSEMENT BY BORROWER

     (a) The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuer for any amounts paid by the Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind, not later than 3:00 p.m. (London time) on the second Business Day after the date notice of such payment is transmitted to the Borrower in accordance with Clause
          12.1 (Giving Notice) and confirmation of receipt is received or such notice is otherwise received by the Borrower (such second Business Day being the "LC PAYMENT DATE"); PROVIDED THAT any such notice that is transmitted to the Borrower after 12:00 noon (London time) on any Business Day shall be deemed to have been transmitted on the immediately following Business Day.

     (b) All such amounts paid by the Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of the Eurocurrency Base Rate for such day plus 2.00% per annum.

     Such interest shall accrue from and including the date of the applicable drawing (unless the drawing is reimbursed in full prior to 3:00 p.m. (London time) on such date) to and including the date of payment (unless such payment in full is made prior to 3:00 p.m. (London time) on such payment date).

2.6  OBLIGATIONS ABSOLUTE

     The Borrower's obligations under this Clause 2 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defence to payment which the Borrower may have or have had against the Issuer or any beneficiary of a Facility LC. The Borrower further agrees with the Issuer that the Borrower shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defences whatsoever of the Borrower against the beneficiary of any Facility LC or any such transferee, provided, however, that this Section 2.6 shall not limit any rights of the Borrower under applicable law (including, without limitation, Section 5-109 of the Uniform Commercial Code in effect in the State of New
     York). The Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted (except for the Issuer's bad faith, gross negligence or wilful misconduct) that, in connection with any Facility LC; PROVIDED FURTHER, that the Borrower agrees that any action taken or omitted by the Issuer under or in connection with each Facility LC and the related drafts and documents, if done without bad faith, gross negligence or wilful misconduct, shall be binding upon the Borrower and shall not put the Issuer under any liability to the Borrower.

2.7  ACTIONS OF ISSUER

     The Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by the Issuer in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons set forth on Schedule 1 (Authorized Officers) attached hereto, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuer.

2.8  INDEMNIFICATION

     The Borrower hereby agrees to indemnify and hold harmless the Issuer and its directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, reasonable costs or expenses which the Issuer may incur (or which may be claimed against the Issuer by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuer may incur by reason of or on account of the Issuer issuing any Facility LC which specifies that the term "BENEFICIARY" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the Issuer, evidencing the appointment of such successor Beneficiary; PROVIDED THAT the Borrower shall not be required to indemnify any such indemnitee for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (a) the bad faith, wilful misconduct or gross negligence of such indemnitee (including officers and employees of such indemnities) or (b) the Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC.

2.9  FACILITY LC COLLATERAL ACCOUNT

     The Borrower agrees that it will (to the extent required by Clause 8.1 (Acceleration; Facility LC Collateral Account), upon the request of the Issuer and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the Issuer in respect of any Facility LC, maintain a special collateral account pursuant to documentation (including, without limitation, legal opinions) reasonably satisfactory to the Issuer (the "FACILITY LC COLLATERAL ACCOUNT") at the Issuer's office at the address specified pursuant to Clause 12, in the name of the Borrower but under the sole dominion and control of the Issuer and in which the Borrower shall have no interest other than as set forth in Clause 8.1 (Acceleration; Facility LC Collateral Account). The Borrower hereby pledges, assigns and grants to the Issuer a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations.

2.10 REDUCTIONS IN AGGREGATE FACILITY LC COMMITMENT

     2.10.1 The Borrower may permanently reduce the Aggregate Facility LC Commitment in whole or in part in a minimum aggregate amount of the lesser of (i) $25,000,000 (or any integral multiple of $5,000,000 in excess thereof) and (ii) the total amount of the unused Aggregate Facility LC Commitment, upon at least three (3) Business Days' written notice to the Issuer, which notice shall specify the amount of any such reduction; PROVIDED, HOWEVER, THAT the amount of the Aggregate Facility LC Commitment may not be reduced below the aggregate amount of the outstanding Facility LC Obligations (and if, at any time, the aggregate outstanding amount of the Facility LC Obligations exceeds the Aggregate Facility LC Commitment, then the Issuer shall immediately deposit an amount equal to such excess in the Facility LC Collateral Account in accordance with Clause 8.1 (Acceleration; Facility LC Collateral Account)).

3.   CHANGE IN CIRCUMSTANCES

3.1  YIELD PROTECTION

     If, after the date of this Agreement, the adoption of or any change in any law or any governmental or quasi governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (each of the foregoing being a "CHANGE IN LAW"):

     3.1.1 subjects the Issuer to any Taxes, or changes the basis of taxation of payments (except for Taxes covered by Clause 3.3 (Taxes) and changes in the rate of tax on the overall net income of the Issuer) to the Issuer in respect of its interest in the Facility LCs or other amounts due it hereunder; or

     3.1.2 imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Issuer; or

     3.1.3 imposes any other condition the result of which is to increase the cost to the Issuer of issuing in Facility LCs or reduces any amount receivable by the Issuer in connection with any Facility LC, or requires the Issuer to make any payment calculated by reference to the amount of the Issuer Facility LCs issued or interest received by it, in each case, by an amount reasonably deemed material by the Issuer, and the result of any of the foregoing is to increase the cost to the Issuer of funding or maintaining its interest in the Facility LCs and its Commitment or to reduce the return received by it in connection with its interest in the Facility LCs and its Commitment, then, within five (5) days of demand by the Issuer, the Borrower shall pay the Issuer such additional amount or amounts as will compensate the Issuer for such increased cost or reduction in amount received.

3.2  CHANGES IN CAPITAL ADEQUACY REGULATIONS

     If the Issuer reasonably determines the amount of capital required or expected to be maintained by the Issuer or any corporation controlling the Issuer is increased as a result of a Change, then, within five (5) Business Days of demand by the Issuer, the Borrower shall pay the Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which the Issuer reasonably determines is attributable to this Agreement, its interest in the Facility LCs or its obligation to issue Facility LCs hereunder (after taking into account the Issuer's policies as to capital adequacy). "CHANGE" means (a) any change after the date of this Agreement in the Risk Based Capital Guidelines, or
     (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law but in each instance binding on the Issuer) after the date of this Agreement which affects the amount of capital required to be maintained by the Issuer or corporation controlling the Issuer. "RISK BASED CAPITAL GUIDELINES" means rules and regulations applicable to the Issuer and promulgated by relevant authorities implementing the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), including transition rules and any amendments thereto adopted prior to the date of this Agreement.

3.3  TAXES

     3.3.1 All payments by or on behalf of the Borrower to or for the account of the Issuer hereunder shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Issuer, (a) the sum payable by the Issuer shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Clause 3.3) the Issuer receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and
            (d) the Borrower shall furnish to the Issuer the original copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to the Issuer within thirty (30) days after such payment is made. The Borrower shall not be required to increase any amounts payable to the Issuer's hereunder with respect to any United States withholding Taxes to the extent that such Taxes are imposed on the Issuer on the date of this Agreement.

     3.3.2 In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution or delivery of, or otherwise with respect to, any Credit Document ("OTHER TAXES").

     3.3.3 The Borrower hereby agrees to indemnify the Issuer for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Clause 3.3) paid by the Issuer as a result of its Commitment, its interest in Facility LCs, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within fifteen (15) days of the date the Issuer makes demand therefor pursuant to Clause
            3.4 (Issuer Statements); PROVIDED THAT the Issuer shall contest such Taxes or Other Taxes and liabilities, at the Borrower's expense, if
            (a) the Borrower furnishes to it an opinion of reputable tax counsel acceptable to the Issuer to the effect that such Taxes or Other Taxes and liabilities were wrongfully or illegally imposed and (b) the Issuer determines in its sole good faith discretion that it would not be disadvantaged or prejudiced in any manner as a result of such contest.

     3.3.4 If the Issuer receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to sub-clause 3.3.1, it shall, within thirty (30) days from the date of such receipt, pay over the amount of such refund to the Borrower, net of all reasonable out-of-pocket expenses of the Issuer and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED THAT the Borrower, upon the request of the Issuer, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other reasonable charges) to the Issuer in the event the Issuer is required to repay such refund to such Governmental Authority.

3.4  ISSUER STATEMENTS AND NOTICES

     3.4.1 To the extent reasonably possible, the Issuer shall designate an alternate issuing office to reduce any liability of the Borrower to the Issuer under Clause 3.1 (Yield Protection), Clause 3.2 (Changes in Capital Adequacy Regulations) and Clause 3.3 (Taxes) so long as such designation is not, in the judgment of the Issuer, disadvantageous to the Issuer. The Issuer shall deliver a written statement to the Borrower as to the amount due, if any, under Clause
            3.1 (Yield Protection), Clause 3.2 (Changes in Capital Adequacy Regulations) and Clause 3.3 (Taxes). Such written statement shall set forth in reasonable detail the calculations upon which the Issuer determined such amount and shall be binding on the Borrower in the absence of manifest error. Unless otherwise provided herein, the amount specified in the written statement of the Issuer shall be payable on demand and in any event no later than within fifteen (15) days after receipt by the Borrower of such written statement. The obligations of the Issuer under Clause 3.1 (Yield Protection), Clause 3.2 (Changes in Capital Adequacy Regulations) and Clause 3.3 (Taxes) shall survive payment of the Obligations and termination of this Agreement.

     3.4.2 The Issuer shall give the Borrower prompt written notice of its determination at any time (and from time to time) to exercise its rights to payment or indemnification under Clause 3.1 (Yield Protection)or Clause 3.2 (Changes in Capital Adequacy Regulations) and a description in reasonable detail of the event(s) described in Clause 3.1 (Yield Protection) or Clause 3.2 (Changes in Capital Adequacy Regulations) pursuant to which such rights are being exercised.

3.5  FUNDING INDEMNIFICATION

     If any payment of any default interest occurs on a date which is not the last day of the applicable Interest Period the Borrower will indemnify the Issuer for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired.

3.6  SURVIVAL

     The agreements and obligations of the Issuer in this Clause 3 shall survive the payment of the Obligations and termination of this Agreement.

4.   CONDITIONS PRECEDENT

4.1  INITIAL EXTENSION OF CREDIT

     The Issuer shall not be required to issue any Facility LC hereunder unless the Borrower has furnished the following to the Issuer in a form satisfactory to the Issuer and its counsel and the other conditions set forth below have been satisfied:

     4.1.1 Charter Documents; Good Standing Certificates. Copies of the Clauses or certificate of incorporation or other similar organizational document of the Borrower, together with all amendments thereto, and a good standing certificate (to the extent issued in the ordinary course in the applicable jurisdiction) as of a recent date, each certified by the appropriate governmental officer in its jurisdiction of organization. 4.1.2 By-Laws and Resolutions. Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws or other similar document and of resolutions of its Board of Directors or other similar governing body (and resolutions of other bodies, if any are deemed necessary by counsel for the Issuer) authorizing the execution, delivery and performance of the Credit Documents to which the Borrower is a party.

     4.1.3 Incumbency Certificate. An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers or attorneys in fact of the Borrower authorized to sign the Credit Documents to which it is a party and to request the issuance of Facility LCs hereunder, upon which certificate the Issuer shall be entitled to rely until informed of any change in writing by the Borrower.

     4.1.4 Officer's Certificate. A certificate, dated the date of this Agreement, signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Issuer, to the effect that: (a) on the date of this Agreement (after giving effect to the issuance of any Facility LCs hereunder) no Default or Unmatured Default has occurred and is continuing; (b) each of the representations and warranties set forth in Clause 5 (Representations and Warranties) of this Agreement is true and correct in all material respects on and as of the date of the Agreement (except to the extent such representation and warranty is given as of a different specified date); (c) on the date of this Agreement (both before and after giving effect to this Agreement and the issuance of any Facility LCs hereunder) the Borrower is not in breach of any borrowing limit applicable to the Borrower; and (d) since 31 December 2003, no event or change has occurred that has caused or evidences a Material Adverse Effect with regard to the Borrower or its parent.

     4.1.5  Legal Opinions. Written opinions of external Bermuda and New
            York counsel to the Borrower, both addressed to the Issuer in form and substance reasonably acceptable to the Issuer and its counsel.

     4.1.6 Credit Documents. Executed originals of this Agreement and each of the other Credit Documents, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, documents and financial statements required to be delivered pursuant hereto and thereto.

     4.1.7 Regulatory Matters. Receipt of any required regulatory approvals from any Governmental Authority with respect to the transactions contemplated by the Credit Documents, including all hearing orders, if any, issued by insurance regulatory authorities.

     4.1.8 Other. Such other documents as the Issuer or its counsel may have reasonably requested, including any such information as the Issuer may reasonably request to enable it to carry out and be satisfied with the result of its "know your customer" checks.

4.2  CONTINUATION CONDITIONS PRECEDENT

     The following conditions will be deemed to have been confirmed by the Borrower on 31 December of each year and on each date of Modification or issuance of a Facility LC (each such date, a "REPETITION DATE"):

     4.2.1 there exists no Default or Unmatured Default and none would result from such issuance or Modification of such Facility LC;

     4.2.2 the representations and warranties (deemed to be made by reference to the facts and circumstances existing on each Repetition
            Date) contained in Clause 5 (Representations and Warranties) (other than Clause 5.6 (Material Adverse Change), paragraph (a) of Clause
            5.8 (Litigation and Contingent Obligations) and sub-clause 5.14.1 of Clause 5.14 (Material Agreements)) are true and correct in all material respects as of such Issuance Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date; and

     4.2.3 with respect to the issuance of Facility LCs, an Issuance Request shall have been properly submitted.

     Each Issuance Request (with respect to each such Facility LC) shall constitute a representation and warranty by the Borrower that the conditions contained in Clause 4.2 (Continuantion Conditions Precedent) have been satisfied.

5.   REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Issuer that on the date hereof:

5.1  CORPORATE EXISTENCE AND STANDING

     The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

5.2  AUTHORIZATION AND VALIDITY

     The Borrower has all requisite power and authority and legal right to execute and deliver each of the Credit Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower of the Credit Documents to which it is a party and the performance of its respective obligations thereunder have been duly authorized by proper corporate proceedings and the Credit Documents constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

5.3  NO CONFLICT

     Neither the execution and delivery by the Borrower of the Credit Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions of the Credit Documents, including the application of the proceeds of the Facility LCs, will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or the Borrower's or any of its Subsidiaries' Clauses or certificate of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of the Borrower or any of its Subsidiaries pursuant to the terms of any such indenture, instrument or agreement. Neither the Borrower nor any Subsidiary is subject to any charter or other corporate restriction that would conflict with the terms or the intent of this Agreement.

5.4  GOVERNMENTAL CONSENTS

     No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Credit Documents, the application of the proceeds of the Facility LCs or the consummation of any other transaction contemplated by the Credit Documents except for those which have been obtained and are in full force and effect.

5.5  FINANCIAL STATEMENTS

     The 31 December 2003 audited financial statements of the Borrower and the 31 March 2004 unaudited financial statements of the Borrower heretofore delivered to the Issuer (the "FINANCIAL STATEMENTS") were prepared in accordance with Agreement Accounting Principles in effect on the date such statements were prepared, consistently applied, and fairly present the financial condition and operations of the Borrower at such dates and the consolidated results of their operations for the periods then ended.

5.6  MATERIAL ADVERSE CHANGE

     Since 31 December 2003, there has been no change in the business, Property, condition (financial or otherwise), prospects or results of operations of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

5.7  TAXES

     The Borrower and its Subsidiaries have filed all material tax returns (domestic or foreign) which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except (a) such taxes, if any, as are being contested in good faith and as to which, in the good faith judgment of the Borrower, adequate reserves have been provided and (b) taxes the failure of which to pay could not reasonably be expected to have a Material Adverse Effect. Except for liens and claims of which the executive officers of the Borrower are unaware or which are immaterial, no tax liens have been filed and no claims against the Borrower or its Subsidiaries are being asserted with respect to any such taxes except claims being contested in good faith and as to which, in the good faith judgment of the Borrower, adequate reserves have been provided. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate in the good faith judgment of the Borrower.

5.8  LITIGATION AND CONTINGENT OBLIGATIONS

     Except as disclosed or filed by PXRE Group in any of its periodic public filings or notices with the Securities and Exchange Commission, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to (a) have a Material Adverse Effect or (b) prevent, enjoin or unduly delay the issuance of Facility LCs under this Agreement. As of the date hereof, the Borrower has no material Contingent Obligations not provided for or disclosed in the Financial Statements.

5.9  SUBSIDIARIES

     The Borrower does not have any Subsidiaries except PXRE Solutions, S.A., a Belgian reinsurance intermediary.

5.10 ERISA

     Neither the Borrower nor any Affiliate of the Borrower contributes to a Multiemployer Plan and the only Single Employer Plan maintained by the Borrower or any Affiliate thereof is the PXRE Reinsurance Company Retirement Plan. The Single Employer Plan is in compliance in form and operation with ERISA and the Code and all other applicable laws and regulations save where any failure to comply would not reasonably be expected to have a Material Adverse Effect, and there exists no Unfunded Pension Liability with respect thereto, except as would not have a Material Adverse Effect.

     For the purposes of this Section 5.10, "CODE" means, at any date, the US Internal Revenue Code of 1986 and the regulations promulgated and the judicial and administrative decisions rendered under it, all as the same may be in effect at such date; and "UNFUNDED PENSION LIABILITY" means the excess of an Employee Plan's liabilities under Section 4001(a)(16) of ERISA, over the current value of that plan's assets, determined in accordance with the assumptions used for funding an Employee Plan pursuant to Section 412 of the Code for the applicable plan year.

5.11 DEFAULTS

     No Default or Unmatured Default has occurred and is continuing.

5.12 ACCURACY OF INFORMATION

     No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Issuer in connection with the negotiation of, or compliance with, the Credit Documents (as modified or supplemented by other information so furnished) contained any material misstatement of fact, omitted to state a material fact or omitted to state any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading in any material respect; provided, that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith upon assumptions believed to be reasonable at the time prepared.

5.13 REGULATION U

     Margin stock (as defined in Regulation U) constitutes less than 25% of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder. Neither the Borrower nor any Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying margin stock. No part of any Facility LC, or the proceeds thereof, will be used in a manner which would violate, or result in a violation of, Regulation U.

5.14 MATERIAL AGREEMENTS

     5.14.1 Neither the Borrower nor any Subsidiary is a party to any agreement or instrument which could conflict with the Borrower's entry and performance by it of, and the transactions contemplated by, this Agreement except for (x) such agreements or instruments as are disclosed or filed by PXRE Group in any of its periodic public filings or notices with or to the Securities and Exchange Commission or other public or governmental agencies and (y) Insurance Contracts, Reinsurance Contracts and retrocessional contracts.

     5.14.2 Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfilment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

5.15 INSURANCE

     The Borrower and each of its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance on their Property in such amounts and covering such risks as is consistent with sound business practice.

5.16 INSURANCE LICENSES

     No material license, permit or authorization of the Borrower or any material Subsidiary to engage in the business of insurance, reinsurance or insurance-related activities is the subject of a proceeding for suspension or revocation, except where such suspension or revocation would not individually or in the aggregate have a Material Adverse Effect.

5.17 COMPLIANCE WITH LAWS

     The Borrower and each of its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

5.18 OWNERSHIP OF PROPERTIES

     On the date of this Agreement the Borrower and each of its Subsidiaries have good title to all of the Property and assets reflected in the Financial Statements as owned by it, free of all Liens other than those permitted by this Agreement, except for assets sold, transferred or otherwise disposed of in the ordinary course of business since the date of such Financial Statements.

5.19 INVESTMENT COMPANY ACT

     Neither the Borrower nor, to the extent such status would have a Material Adverse Effect, any of its Subsidiaries, is an "investment company" which is registered or required to be registered under the Investment Company Act of 1940, as amended, or is "controlled" by an "investment company" which is registered or required to be registered under such Act (all quoted terms in this Clause 5.19 having the meaning ascribed to them by such Act).

5.20 PUBLIC UTILITY HOLDING COMPANY ACT

     Neither the Borrower nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.21 PARI PASSU RANKING

     The Borrower's payment obligations under this Agreement rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except obligations mandatorily preferred by Bermuda insurance law.

5.22 REPRESENTATION OF THE ISSUER

     The Issuer confirms that the obligations expressed to be assumed by it under this Agreement are valid and enforceable against it.

6.   COVENANTS

     While the Aggregate Facility LC Commitment remains outstanding and until the payment in full of any outstanding Obligations (other than contingent Obligations in respect of claims for indemnification) unless the Issuer shall otherwise consent in writing:

6.1  FINANCIAL REPORTING

     The Borrower will maintain a system of accounting established and administered in accordance with Bermuda statutory accounting principles, and the Borrower will furnish to the Issuer:

     6.1.1 As soon as available, but, in any event, no later than within 120 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, reasonably acceptable to the Issuer, prepared in accordance with Agreement Accounting Principles for the Borrower and, on a consolidated basis, for the Borrower's parent company and its consolidated Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows.

     6.1.2 As soon as available, but, in any event, no later than within 45 days after the end of each quarterly reporting period of each of its fiscal years, for the Borrower and, on a consolidated basis, for the Borrower's parent company and its consolidated Subsidiaries, unaudited balance sheets as at the close of each such period and consolidated profit and loss statements for the period from the beginning of such fiscal year to the end of such period, all certified by the senior financial officer or senior accounting officer of the Borrower.

     6.1.3  Together with the financial statements required under sub-clause
            6.1.1 and 6.1.2, a compliance certificate in substantially the form of Exhibit C hereto signed by a Senior Financial Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

     6.1.4 Within five (5) Business Days after the end of each month (or at any time while any Default (or breach of Clause 6.3 (Adjusted Collateral Value)) is continuing), a certificate of a Senior Financial Officer, substantially in the form of Exhibit D, as to (a) the aggregate fair market value of all amounts deposited in the Facility LC Collateral Account and the Custodial Account and (b) the Collateral Shortfall Amount, if any, each as of the end of such month. In addition, the Issuer shall receive all the information (or rights to access such information) as set out in the Account Control Agreement, including, in particular, Section 5 (Statements, Confirmations and Notices of Adverse Claims) of the Account Control Agreement.

     6.1.5 Such other information (including, without limitation, non financial information) as the Issuer may from time to time reasonably request; PROVIDED, HOWEVER, THAT the Borrower shall not be obligated to provide information pursuant to this sub-clause 6.1.5 to the extent that disclosure thereof is prohibited by any existing customary confidentiality agreement restricting the dissemination of such information.

6.2  USE OF FACILITY LCS

     The Borrower will use the Facility LCs only to secure its reinsurance-related obligations to Ceding Companies or third party reinsurers in the ordinary course of business. The Borrower will not request the issuance of any Facility LC, the proceeds of which are to be used to purchase or carry any "margin stock" (as defined in Regulation U).

6.3  CERTAIN NOTICES

     The Borrower will give prompt notice in writing to the Issuer of the occurrence of any (i) Default or Unmatured Default and (ii) litigation, arbitration, governmental investigation, proceeding or inquiry pending or threatened against or affecting the Borrower that would need to be disclosed or filed by PXRE Group in any of its periodic public filings or notices with the Securities and Exchange Commission. Any such notice shall state that it is given pursuant to this Clause 6.3 and describe in reasonable detail the occurrence that is being notified.

6.4  CONDUCT OF BUSINESS

     The Borrower will (a) carry on and conduct its business in the fields of enterprise of insurance, reinsurance and financial services and similar and ancillary activities, (b) do all things necessary to remain duly incorporated, validly existing and in good standing in its jurisdiction of formation, and (c) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary to operate its insurance business in compliance with all applicable laws and regulations (except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect). The Borrower will not change its jurisdiction of domicile without the prior written consent of the Issuer, which shall not be unreasonably withheld.

6.5  TAXES

     The Borrower will, and will cause each of its Subsidiaries to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside and those the failure of which to pay could not reasonably be expected to have a Material Adverse Effect.

6.6  INSURANCE

     The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance on all or substantially all of its Property, or shall maintain self-insurance, in such amounts and covering such risks as is consistent with sound business practice for Persons in substantially the same industry as such the Borrower or such Subsidiary, and the Borrower will furnish to the Issuer upon request full information as to the insurance carried.

6.7  COMPLIANCE WITH LAWS

     The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject (including, without limitation, environmental laws), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

6.8  MERGER

     The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that (a) a Subsidiary may merge with the Borrower or a Wholly Owned Subsidiary, (b) the Borrower and any Subsidiary may merge or consolidate with or into any other Person PROVIDED THAT either (1) the Borrower or such Subsidiary shall be the continuing or surviving corporation or (2) such other Person shall be the continuing or surviving corporation and agrees in writing to assume the liabilities and rights of the Borrower (or such Subsidiary, as applicable) under this Agreement, and in each instance after giving effect to such merger or consolidation, no Default or Unmatured Default shall exist and
     (c) a material Subsidiary may merge or consolidate with or into another Person as a means of effecting a disposition otherwise permitted by this Agreement.

6.9  SALE OF ASSETS

     Neither the Borrower will, nor will it permit any of its Subsidiaries to, lease, sell, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), all or a portion of its Property to any other Person(s) except for:

     6.9.1 sales, transfers and other dispositions of Property in the ordinary course of business;

     6.9.2 sales or other dispositions of obsolete Property in the ordinary course of business;

     6.9.3 transfers of assets and liabilities in connection with Reinsurance Contracts in the ordinary course of business (including, without limitation, such transfers to secure obligations under Reinsurance Contracts to the extent permitted under this Agreement);

     6.9.4 sales, transfers or other dispositions made to the Borrower or between the Wholly-Owned Subsidiaries of the Borrower;

     6.9.5 sales of assets (excluding any sales of all or substantially all the assets of such Person) upon fair and reasonable terms in an arms-length transaction; and

     6.9.6 leases, sales or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of pursuant to this sub-clause
            6.9.6 during the twelve (12) month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute exceed $75,000,000;

     provided, in the case of sub-clauses 6.9.1 through 6.9.6, any lease, sale, transfer or other disposition of cash deposited in the Facility LC Collateral Account may only be made in accordance with the terms of this Agreement and any related Collateral Document.

6.10 LIENS

     Neither the Borrower will, nor will it permit any of its Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on any of the Collateral or any Unencumbered Property.

6.11 ADJUSTED COLLATERAL VALUE

     The Borrower shall at all times maintain Collateral in the Custodial Account (or, in the case of Cash, in an account with the Issuer) in an amount such that the Adjusted Collateral Value of such Collateral (taking into account the value of Collateral, if any, held on deposit in the Facility LC Collateral Account), is not less than the Obligations outstanding from time to time, it being understood that no such Collateral shall include any Unencumbered Property.

6.12 INCONSISTENT AGREEMENTS

     Neither the Borrower nor any of its Subsidiaries shall enter into any indenture, agreement, instrument (or amendment thereto) or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or repayment of the Obligations, the amendment of the Credit Documents, or the ability of any Subsidiary to pay dividends or make other distributions on its capital stock (other than restrictions on the payment of dividends or other distributions imposed under subordinated debt obligations entered into for purposes of having such Indebtedness treated as capital for rating agency or regulatory purposes) or (b) contains any provision which would be violated or breached by the issuance of Facility LCs or by the performance by the Borrower of any of its obligations under any Credit Document.

6.13 CUSTODY AGREEMENT

     The Borrower shall not agree to any waiver or amendment of the Custody Agreement without first obtaining the written consent of the Issuer.

7.   DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

7.1 Any representation or warranty made or deemed made by or on behalf of the Borrower to the Issuer under or in connection with this Agreement, any other Credit Document, any Facility LC or any certificate or information delivered in connection with this Agreement or any other Credit Document shall be materially false or misleading on the date as of which made or deemed made.

7.2 Non-payment of any principal of any Reimbursement Obligation when due or non-payment of any interest or any fee or other obligation owing by the Borrower under any of the Credit Documents within five (5) Business Days after the same becomes due.

7.3 The breach by the Borrower of any of the terms or provisions of Clause 6.2 (Use of Facility LCs), Clause 6.3 (Certain Notices), Clause 6.8 (Merger), Clause 6.9 (Sale of Assets), Clause 6.10 (Liens), Clause 6.12 (Inconsistent Agreements) or Clause 5.21 (Pari Passu Ranking) or Clause 6.11 (Adjusted Collateral Value).

7.4 The breach by the Borrower (other than a breach which constitutes a Default under Clause 7.1, 7.2 or 7.3 of this Clause 7) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Issuer.

7.5 Failure of the Borrower or any of its Subsidiaries to pay when due (beyond the applicable grace period or deferral with respect thereto, if any) any indebtedness constituting in the aggregate Material Indebtedness; or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any material term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the lender(s) under any Material Indebtedness Agreement to cause, Material Indebtedness thereunder to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment or prepayment not associated with a contractual breach) prior to the stated maturity thereof; PROVIDED THAT it shall not constitute a Default if the relevant Indebtedness arises under a derivative or structured finance transaction entered into in the ordinary course of business and (a) the failure to pay is caused by a technical or administrative failure and is remedied within three (3) Business Days or (b) such Indebtedness becomes due prior to its stated maturity or is prepaid pursuant to unwind or termination provisions not associated with performance defaults.

7.6  The Borrower or any of its Subsidiaries shall:

     7.6.1 have an order for relief entered with respect to it under any state, federal or foreign bankruptcy or similar laws as now or hereafter in effect;

     7.6.2  make an assignment for the benefit of creditors;

     7.6.3 apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any of its assets;

     7.6.4 institute any proceeding seeking an order for relief under any state, federal or foreign bankruptcy or similar laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it;

     7.6.5 take any corporate action to authorize or effect any of the foregoing actions set forth in this Clause 7.6;

     7.6.6 fail to contest in good faith within thirty (30) days any appointment or proceeding described in Clause 7.7; or

     7.6.7 not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.7 Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries, or a proceeding described in sub-clause 7.6.4 of Clause 7.6 shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

7.8 The Borrower or any of its Subsidiaries shall fail within 45 days to pay, bond or otherwise discharge any judgment or order for the payment of money, either singly or in the aggregate, in excess of $20,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

7.9 Any Change in Control shall occur in respect of the Borrower or the Borrower's Parent shall cease to own, directly or indirectly, 100% of the outstanding shares of capital stock of the Borrower.

7.10 The occurrence of any default or breach of its material obligations under, or any "event of default" as defined in, any Credit Document (other than this Agreement) on the part of or relating to the Borrower, which default, breach or "event of default" continues beyond any period of grace therein provided.

7.11 Any Collateral Document delivered by the Borrower pursuant to this Agreement shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any such Collateral Document (and save for any failure of the Issuer to cause the filing of any relevant financing statement to perfect the security interest), or any Collateral Document shall fail to remain in full force or effect or any action shall be taken by the Borrower or any Governmental Authority to discontinue or to assert the invalidity or unenforceability of any Collateral Document.

8.   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1  ACCELERATION; FACILITY LC COLLATERAL ACCOUNT

     8.1.1 If any Default described in Clause 7.6 or Clause 7.7 of Clause 7 (Defaults) occurs with respect to the Borrower, the obligation of the Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Issuer and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay or transfer to the Issuer an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (i) the amount of Facility LC Obligations at such time, less (ii) the amount on deposit in the Facility LC Collateral Account or under any Collateral Document at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "COLLATERAL SHORTFALL AMOUNT"). If any other Default occurs and is continuing, the Issuer may (i) terminate or suspend the obligation of the Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (ii) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower, and the Borrower will, forthwith upon such demand and without any further notice or act, to pay or transfer to the Issuer an amount in immediately available funds, the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

     8.1.2 If at any time while any Default is continuing, the Issuer determines that the Collateral Shortfall Amount at such time is greater than zero, the Issuer may, make demand on the Borrower to, and the Borrower will, forthwith upon such demand and without any further notice or act, pay or transfer to the Issuer an amount in immediately available funds the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

     8.1.3 The Issuer may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Facility LC Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Issuer under the Credit Documents.

     8.1.4 At any time while any Default (or breach of Clause 6.11 (Adjusted Collateral Value)) is continuing neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full (other than contingent Obligations in respect of claims for indemnification hereunder) and the Aggregate Facility LC Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Issuer to the Borrower or paid to whomever may be legally entitled thereto at such time.

8.2  AMENDMENTS

     Subject to the provisions of this Clause 8.2, the Issuer and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any written provisions to the Credit Documents or changing in any manner the rights of the Issuer or the Borrower hereunder or waiving any Default or Unmatured Default hereunder.

8.3  PRESERVATION OF RIGHTS

     No delay or omission of the Issuer to exercise any right under the Credit Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the issuance or Modification of a Facility LC notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such issuance or Modification shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Credit Documents whatsoever shall be valid unless in writing signed by the Issuer and then only to the extent in such writing specifically set forth. All remedies contained in the Credit Documents or by law afforded shall be cumulative and all shall be available to the Issuer until the Obligations have been paid in full.

9.   GENERAL PROVISIONS

9.1  SURVIVAL OF REPRESENTATIONS

     All representations and warranties of the Borrower contained in this Agreement or in any other Credit Document shall survive the issuance of the Facility LCs herein contemplated.

9.2  INTEREST LIMITATION

     Anything in this Agreement or any other Credit Document to the contrary notwithstanding, the Borrower shall not be required to pay interest at a rate in excess of the highest lawful rate, and if the effective rate of interest that would otherwise be payable under this Agreement or any other Credit Document would exceed the highest lawful rate, or if any Issuer shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Agreement or any other Credit Document to a rate in excess of the highest lawful rate, then
     (a) the amount of interest that would otherwise be payable under this Agreement and the other Credit Documents shall be reduced to the amount allowed under applicable law, and (b) any interest paid in excess of the highest lawful rate shall, at the option of the Issuer, be either refunded to the payor or credited to the payment of the Obligations.

9.3  HEADINGS

     Clause headings in the Credit Documents are for convenience of reference only and shall not govern the interpretation of any of the provisions of the Credit Documents.

9.4  ENTIRE AGREEMENT

     The Credit Documents embody the entire agreement and understanding between the Issuer and the Borrower and supersede all prior agreements and understandings between the Issuer and the Borrower relating to the subject matter thereof.

9.5  EXPENSES; INDEMNIFICATION

     The Borrower shall reimburse the Issuer for any reasonable and documented costs and out-of-pocket expenses (including reasonable attorneys' fees) paid or incurred by the Issuer in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Credit Documents. The Borrower also agrees to reimburse the Issuer, for any reasonable costs and out-of-pocket expenses (including attorneys' fees) paid or incurred by the Issuer in connection with the collection of the Obligations or the enforcement of the Credit Documents. The Borrower further agrees to indemnify the Issuer its affiliates, and each of its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Issuer, or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement or the other Credit Documents, the transactions contemplated hereby or thereby or the use or intended use of any Facility LC, except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or wilful misconduct of the party seeking indemnification. The obligations of the Borrower under this Clause 9.5 incurred prior to the termination of this Agreement shall survive the termination of this Agreement.

9.6  ACCOUNTING

     Except as provided to the contrary or otherwise defined herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

9.7  SEVERABILITY OF PROVISIONS

     Any provision in any Credit Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Credit Documents are declared to be severable.

9.8  NON-LIABILITY OF ISSUER

     The relationship between the Borrower on the one hand and the Issuer on the other shall be solely that of debtor/account party and creditor. The Issuer shall not have any fiduciary responsibilities to the Borrower. The Issuer undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that the Issuer shall have no liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Credit Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or wilful misconduct of the party from which recovery is sought. The Issuer shall not have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Credit Documents or the transactions contemplated thereby.

9.9  CHOICE OF LAW

     THE CREDIT DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

9.10 CONSENT TO JURISDICTION

     THE BORROWER AND THE ISSUER HEREBY IRREVOCABLY SUBMIT TO THE NON EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. ANY JUDICIAL PROCEEDING BY A PARTY HERETO AGAINST THE OTHER PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY CREDIT DOCUMENT SHALL BE BROUGHT ONLY IN A FEDERAL COURT IN NEW YORK, NEW YORK OR WITH RESPECT TO JUDGMENT ENFORCEMENT PROCEEDINGS ONLY, IN ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ISSUER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY CREDIT DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

9.11 WAIVER OF JURY TRIAL

     THE BORROWER AND THE ISSUER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY CREDIT DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

9.12 COUNTERPARTS

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower and the Issuer.

9.13 CONFIDENTIALITY

     The Issuer and each Transferee agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (a) to its Affiliates in connection with the transactions contemplated by the Credit Documents, (b) to legal counsel, accountants, and other professional advisors to the Issuer or to a Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding arising in connection with this Agreement to which the Issuer is a party, (f) permitted by Clause 11.2 (Benefit of Certain Provisions) and (g) which is otherwise made publicly available through no fault of the Issuer. Notwithstanding anything herein to the contrary, the Issuer, the Borrower and any Transferee (and each employee, representative, or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) that are provided to such Person related to such tax treatment and tax structure.

9.14 TERMINATION

     The Borrower may terminate this Agreement upon 90 days' prior written notice to the Issuer.

10.  SET-OFF

10.1 SET-OFF

     In addition to, and without limitation of, any rights of the Issuer under applicable law, if any Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available), in any currency, and any other Indebtedness at any time held or owing by the Issuer to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to the Issuer, whether or not the Obligations, or any part hereof, shall then be due. Such right of setoff shall be without notice or demand to the Borrower and be without liability to the Issuer. Any party exercising setoff rights hereunder shall promptly provide the Borrower with written notice thereof after such setoff; PROVIDED THAT the failure to provide such notice shall not give rise to liability hereunder.

11.  BENEFIT OF AGREEMENT

11.1 SUCCESSORS AND ASSIGNS

     The terms and provisions of the Credit Documents shall be binding upon and inure to the benefit of the Borrower, the Issuer and their respective successors and assigns, except that neither the Issuer (unless to an affiliate) nor the Borrower shall have the right to assign its respective rights or obligations under the Credit Documents without prior written consent of the other party. Any attempted assignment or transfer by any party not made in compliance with this Clause 11.1 shall be null and void.

11.2 DISSEMINATION OF INFORMATION

     The Borrower authorizes the Issuer to disclose to any subparticipant or purchaser or any other Person acquiring an interest in the Credit Documents by operation of law or any counterparty to any swap, securitisation or derivative transaction referencing or involving any rights or obligations of the Issuer hereunder (each a "TRANSFEREE") and any prospective Transferee any and all information in the Issuer's possession concerning the creditworthiness of the Borrower; PROVIDED THAT each Transferee and prospective Transferee agrees to be bound by Clause 9.13 (Confidentiality) of this Agreement.

12.  NOTICES

12.1 GIVING NOTICE

     All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower and the Issuer at its respective address or facsimile number set forth on the signature pages hereof or (b) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Issuer and the Borrower in accordance with the provisions of this Clause 12.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Clause and confirmation of receipt is received, (ii) if given by recognized courier service, 72 hours after such communication is deposited with such courier service with delivery prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Clause; PROVIDED THAT notices to the Issuer under Clause 2 (The Letter of Credit Facility) shall not be effective until received.

12.2 CHANGE OF ADDRESS

     The Borrower and the Issuer may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

IN WITNESS WHEREOF, the Borrower and the Issuer have executed this Agreement as of the date first above written.

                                   SCHEDULE 1

                       AUTHORIZED OFFICERS OF THE BORROWER

Robert P. Myron, Chief Financial Officer

Guy D. Hengesbaugh, President and Chief Operating Officer

Martin J. Russell, Assistant Vice President - Finance

                                    EXHIBIT A

                            FORM OF LETTER OF CREDIT




                                BARCLAYS BANK PLC


                    FOR INTERNAL IDENTIFICATION PURPOSES ONLY

Date:    .................................  Our No. .....................       Issuing Bank No. .................

        Clean, Irrevocable, and
        Unconditional Letter of
        Credit       .................................     Accountholder        ...............................
                                                           Reinsurer

        ............................... Issuing Bank ...........................................................
        ............................... Beneficiary .(Reinsured)....   Amount ............................
        ............................... Expiry ..................................................................
        ...............................State of Domicile ......................................................

Irrevocable Clean Issue
Letter of Credit No. ...................................      Date: ................................

To Beneficiary:          (Name)
                         (Address)

We have established this clean, irrevocable, and unconditional Letter of Credit in your favor as beneficiary for drawing up to U.S.$______ effective immediately. This Letter of Credit is issued, presentable, and payable at our office at _________________________, Attn: Standby Letter of Credit Unit or such other office as we may advise from time to time and expires with our close of business on __________________. Except when the amount of this Letter of Credit is increased, this Letter of Credit cannot be modified or revoked without your consent.

We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our Letter of Credit No. __________, for all or any part of this Letter of Credit upon presentation of your draft drawn on us at our offices on or before the expiration date hereof or any automatically extended date of expiration.

The term "Beneficiary" includes any successor by operation of law of the named Beneficiary including, without limitation, any liquidator, receiver, conservator, or supervisor.

It is a condition of this Letter of Credit that it is deemed to be automatically extended without amendment for one (1) year from the initial stated expiry date hereof, or any future expiration date, unless at least thirty (30) days prior to any expiration date we notify you that we elect not to consider this Letter of Credit renewed for any such additional period. Such notice shall be deemed given upon the earlier of (a) our mailing a written notice to such effect at you at your address specified above by registered mail and (b) your actual receipt at such address of such a written notice by any delivery method.

Except as expressly stated herein, this undertaking is not subject to any agreement, condition or qualification. The obligation of Barclays Bank PLC under this Letter of Credit is the individual obligation of Barclays Bank PLC and is in no way contingent upon reimbursement with respect thereto.

This Letter of Credit is subject to and governed by either by the Laws of the State of New York or the 1993 Revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication 500) and, in the event of any conflict the laws of the State of New York, including, without limitation, Article 5 of the uniform commercial code thereof, shall control. If this Letter of Credit expires during an interruption of business as described in Article 17 of said Publication 500, we hereby specifically agree to effect payment if this Letter of Credit is drawn against within thirty (30) days after the resumption of business.





                                          --------------------------------------

                                                         Authorized Name (typed)





                                          --------------------------------------

                                                                       Signature

                                    EXHIBIT B

                             FORM OF LC APPLICATION


                           BARCLAYS INSURANCE BANKING
                             LETTER OF CREDIT SCHEME
                       54 LOMBARD STREET, LONDON EC3V 9EX
                             TELEPHONE 020 7699 3312
                                FAX 020 7699 2407


REQUEST FOR A NEW LETTER OF CREDIT:

                Beneficiary Name:
                  Applicant Name:
            Beneficiary Domicile:
    Intermediary (if applicable):
                         Address:

                         Contact:

--------------------------------------------------------------------------------
We hereby authorise and request you to issue a Clean, Irrevocable and Unconditional Letter of Credit available by sight Drafts drawn on Barclays Bank PLC or its correspondents in the value of:

               Amount in Figures:

                 Amount in Words:

                  Effective Date:

                     Expiry Date:

               Evergreen Notice Period (30/60/90 days):
                     Letter of Credit Wording Required:
        Letter of Credit Type (e.g. OCA, UPR, Special):
--------------------------------------------------------------------------------

In consideration of your issuing this Letter of Credit:

(a) We authorise you to debit our account with all commission charges and expenses as and when they become due as provided in the Letter of Credit Facility Agreement dated June , 2004 between us and Applicant (as amended from time to time) and with all drawings on their presentation and hereby undertake to provide you with funds in accordance with such Letter of Credit Facility Agreement.

(b) It is agreed that this Letter of Credit is subject to U.C.P.500 (1993 Revision) or International Standby Practices 98 (ISP98) as further provided in such Letter of Credit.

Signed for & on behalf of


By

       -----------------------                        -----------------------
       Authorised Signatory                           Authorised Signatory

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE


To:      Barclays Bank PLC, as Issuer

From:    PXRE Reinsurance Ltd.



           PXRE REINSURANCE LTD - LETTER OF CREDIT FACILITY AGREEMENT
                    DATED AS OF JUNE , 2004 (THE "AGREEMENT")

1. I refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2. I confirm that as at [date] (the "CERTIFICATION DATE") PXRE Reinsurance Ltd is in compliance with the requirements of Clause 6.11 (Adjusted Collateral Value) of the Agreement.

3. I set out below calculations demonstrating the confirmation given in paragraph 2 above.

4. I also confirm that, as at the Certification Date, no Default or Unmatured Default exists.



Signed:  ..........................................
                Senior Financial Officer
                PXRE Reinsurance Ltd.

                                    EXHIBIT D

                  FORM OF ADJUSTED COLLATERAL VALUE CERTIFICATE

To: Issuer



Re:  Custodial Account No. [  ]

Dear Sir/Madam:

This Adjusted Collateral Value Certificate is provided pursuant to the Letter of Credit Facility Agreement (the "LC FACILITY AGREEMENT") dated as of June , 2004 between PXRE Reinsurance Ltd. and Barclays Bank PLC. Unless otherwise defined herein, terms and expressions defined in the LC Facility Agreement have the same meaning when used herein.

The undersigned, hereby certifies that on ___________, 200_, [monthly] the Custodial Account contains the following Collateral:

------------------------------------------------------ ------------------ --------------- ------------------
TYPE OF COLLATERAL                                     AMOUNT (US$)       PERMITTED       ADJUSTED
                                                                          PERCENTAGES     COLLATERAL VALUE
                                                                          (%)             (US$)
------------------------------------------------------ ------------------ --------------- ------------------
1. OECD Government Bonds 95%
------------------------------------------------------ ------------------ --------------- ------------------
2. Corporate Bonds 90.9%
------------------------------------------------------ ------------------ --------------- ------------------
3. Cash deposits 100%
------------------------------------------------------ ------------------ --------------- ------------------
4. MBS Securities 90.9%
------------------------------------------------------ ------------------ --------------- ------------------
SUB-TOTAL A
------------------------------------------------------ ------------------ --------------- ------------------
OBLIGATIONS:

LETTER OF CREDIT OBLIGATIONS
------------------------------------------------------ ------------------ --------------- ------------------
SUB-TOTAL B
------------------------------------------------------ ------------------ --------------- ------------------
TOTAL OF B - A
------------------------------------------------------ ------------------ --------------- ------------------



                                                        PXRE REINSURANCE LTD.

                                                        By:
                                                        Name:
                                                        Title:

                                   SIGNATURES

PXRE REINSURANCE LTD., AS BORROWER

By: /s/ Robert P. Myron

Name: Robert P. Myron

Title: Chief Financial Officer

Address: 2 Clarendon House, , 2 Church Street, Hamilton HM 11, Bermuda

Attention:  Robert P. Myron

Telecopy: 1-441-296-6162
Telephone: 1-441-296-5858





BARCLAYS BANK PLC, AS ISSUER


By: /s/ Richard Askey

Name: Richard Askey

Title: Relationship Director

Address: 54 Lombard Street, London EC3V 9EX

Attention: Richard Askey

Telecopy: +44 (0) 20 7699 2407
Telephone: +44 (0) 20 7699 3124